Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

March 4, 2024

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

Greystone Housing Impact Investors Files Form 10-K and Issues Investor Schedule K-1s

Omaha, Nebraska –Greystone Housing Impact Investors LP, a Delaware limited partnership, (NYSE: GHI) (the “Partnership”) today announced that it has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the Securities and Exchange Commission on February 22, 2024. A copy of this Form 10-K is available on the Partnership's website at www.ghiinvestors.com/sec-filings/annual-reports. The Partnership’s unitholders may receive a hard copy of the Form 10-K free of charge upon request to the Partnership’s Investor Services department at (855) 428-2951.

The Partnership also announced that investors may now access their Tax Year 2023 Schedule K-1 forms using the Tax Package Support website at www.taxpackagesupport.com/greystone. Investors with existing access to Tax Package Support can access their Partnership Schedule K-1 information using their existing accounts. Investors needing to set up an account can do so by clicking on the “Sign Up” link. Tax Package Support representatives are available to assist users at (833) 608-3512. Representatives are available Monday through Friday from 8am-5pm CST.

In addition to being available electronically, paper copies of investor Tax Year 2023 Schedule K-1 forms will be printed and mailed to investor addresses on file.

Further information can be found on the “K-1 Information” page of the Partnership’s website at www.ghiinvestors.com/resources/k-1-information. You may also contact the Partnership’s Investor Services department at (855) 428-2951 or via email at ghiK1s@greyco.com.

About Greystone Housing Impact Investors LP

Greystone Housing Impact Investors LP was formed in 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, seniors and student housing properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Second Amended and Restated Limited Partnership Agreement, dated December 5, 2022, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. Greystone Housing Impact Investors LP press releases are available at www.ghiinvestors.com.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements,” which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, mortgage revenue bond investment valuations and overall economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by the Partnership with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.